EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2013, with respect to the consolidated financial statements and schedule included in the Annual Report of Universal Security Instruments, Inc. on Form 10-K for the year ended March 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Universal Security Instruments, Inc. on Form S-8 (File No. 333-182633, effective July 12, 2012).

/s/ Grant Thornton LLP

Baltimore, Maryland

June 27, 2013